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                                                                    EXHIBIT 10.7


                                      LEASE

         THIS LEASE is made and entered into this 30th day of November, 1998 by and between PATRICK J. ARMSTRONG, ("Lessor") and SOUTHERN COMMUNITY BANCORP ("Lessee").

         1. PREMISES: In consideration of the rents, covenants, and promises contained herein, and upon the agreements contained in this Lease, Lessor leases to Lessee, and Lessee rents from Lessor the real property located at 254 S.R. 436 West, Altamonte Springs, Florida on which is located that certain building containing approximately four thousand one hundred and eighty two (4,182) square feet and parking area on which Lessee intends to operate a bank and drive through windows (the "Premises") described in Exhibit "A" which is attached hereto and made a part hereof.

         2. TERM: Subject to the terms, provisions, and conditions hereof, this Lease shall commence on the date Lessor delivers the Premises to Lessee (the "Commencement Date"), and shall continue for twenty (20) years thereafter. Such date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit "B."

         3. RENT: Lessee agrees to pay to Lessor, its successors or assigns, at 1101 North Lake Destiny Road, Suite 450, Maitland, Florida 32751 or such other address as may be designated to Lessee in writing by Lessor, rent (the "Rent") for the Premises, at the following rates and times:

             LEASE YEAR:                                         MONTHLY RENT:

         Commencement Date through March 31, 1999                  $6,250.00
         April 1, 1999 through Lease Year 5                       $10,070.00
         Lease Year Six                                           $10,473.00
         Lease Year Seven                                         $10,892.00
         Lease Year Eight                                         $11,327.00
         Lease Year Nine                                          $11,780.00
         Lease Year Ten                                           $12,252.00
         Lease Year Eleven                                        $12,742.00
         Lease Year Twelve                                        $13,251.00
         Lease Year Thirteen                                      $13,781.00
         Lease Year Fourteen                                      $14,333.00
         Lease Year Fifteen                                       $14,906.00
         Lease Year Sixteen                                       $15,502.00
         Lease Year Seventeen                                     $16,122.00
         Lease Year Eighteen                                      $16,767.00
         Lease Year Nineteen                                      $17,438.00
         Lease Year Twenty                                        $18,135.00


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         Monthly installments of Rent, plus applicable sales tax, are payable in advance on the first (1st) day of each calendar month during the Term of this Lease. All Rent payments and other charges required to be paid under this Lease, no matter how described, shall be paid by Lessee to Lessor at Lessor's address, or such other person and/or address as Lessor may designate in writing. In the event Lessee fails to pay any Rent or other charges due under this Lease within ten (10) days of the due date of said Rent or other charges, Lessee shall pay to Lessor a late charge of five percent (5%) of the amount overdue.

         If the Term commences on a day other than the first (1st) day of a calendar month or ends on a day other than the last day of a calendar month, the Rent, real estate taxes and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Term commences other than on January 1st, or ends other than on December 31, Lessee's obligation to pay amounts toward real property taxes for such first (1st) or final calendar year shall be prorated on a per diem basis to reflect that portion of such years included in the Term.

         4. RENEWAL OPTION: Provided Lessee is not in default of any provision or condition of this' Lease, the Lessee is granted the option to renew this Lease for two (2) additional terms of five (5) years each, by giving written notice to Lessor of its intent to so elect not less than one hundred eighty
(180) days before the end of the then applicable Term of this Lease.

            LEASE YEAR                                 MONTHLY RENT

           Twenty One                                   $18,861.00
           Twenty Two                                   $19,615.00
           Twenty Three                                 $20,400.00
           Twenty Four                                  $21,216.00
           Twenty Five                                  $22,065.00
           Twenty Six                                   $22,947.00
           Twenty Seven                                 $23,865.00
           Twenty Eight                                 $24,820.00
           Twenty Nine                                  $25,812.00
           Thirty                                       $26,845.00

         5. CONDITION OF PREMISES - CONSTRUCTION: Lessee shall have the right to renovate or remove any existing improvements located on the Premises as of the Commencement of the Term of this Lease; and, at any time and from time to time during the Term of this Lease to renovate and repair the building located on the Premises for Lessee's intended use of the Premises and to maintain, alter, remodel, reconstruct, rebuild, replace and remove same, subject to the following conditions:

                  A. The cost of any construction, reconstruction, demolition, or any change, alteration, or improvements shall be paid for by Lessee. It is anticipated that the initial renovations to the existing improvements located on the Premises will be approximately Four Hundred and Fifty Thousand Dollars ($450,000.00).



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                  B. The Premises shall at all times, be kept free of all
construction and other liens as hereinafter more specifically provided.

                  C. Lessee shall furnish Lessor copies of all site plans and architects drawings showing the proposed interior and exterior appearance and dimension of the proposed improvements for the Leased Premises. Lessor shall have the fight to approve the final site plan for the Leased Premises, which approval shall not be unreasonably withheld or delayed. In the event Lessor fails to provide Lessee with any written response within five (5) days of Lessor's receipt of the final site plan, Lessor shall be deemed to have approved the site plan as submitted by Lessee. If Lessor has disapproved the site plan and has specified the reasons why, Lessee agrees to such changes as may be necessary to obtain Lessor's approval and Lessee shall revise the site plan as applicable, and resubmit such revised site plan to Lessor within five (5) days following the date of Lessor's notice of disapproval. Such procedures for notice of disapproval and specific reasons shall be repeated with respect to any revisions to the site plan, until such site plan with each of Lessor and Lessee's acting reasonably and in good faith, is approved.

                  D. Lessor shall be notified in writing within seven (7) days prior to commencement of any construction at the Premises. Within ninety (90) days after completion of renovation and construction at the Premises, Lessor shall be furnished an as-built set of plans and specifications for the building located on the Premises.

                  E. Lessor shall cooperate and assist Lessee, if required, in obtaining all necessary approvals and permits.

         6. USE OF PREMISES: Lessee shall use and occupy the Premises during the Term of this Lease solely for the purpose of operating a bank with drive through windows (the "Intended Use"), and for no other purpose or purposes without the prior written consent of Lessor which consent shall not be unreasonably withheld, or delayed. Lessee agrees to comply with all applicable laws, ordinances and regulations of any governmental body having jurisdiction over the Premises.

         7. COVENANT OF TITLE AND QUIET ENJOYMENT: Lessor covenants that Lessor is well seized of and has good title and right to lease the Premises, and does warrant and will defend the title thereto. Upon payment by the Lessee of the Rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under the Lessor, subject, nevertheless to the terms and conditions of this Lease, and any mortgages to which this Lease is subordinate.

         8. REPAIRS AND MAINTENANCE: Lessee shall keep and maintain in good order, condition and repair (including replacement of parts and equipment if necessary) the Premises and every part thereof and any and all appurtenances thereto wherever located, including, without limitation, the interior, exterior, roof and foundation of the Premises, the heating and air conditioning systems, the parking lot, driveways, sidewalks, all plumbing and sanitary sewage facilities within or about the Premises, including free flow up to the main water and sewer lines, fixtures, electrical




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systems, sprinkler systems, interior and exterior walls, floors and ceilings.
Lessee's obligations shall include periodic interior and exterior painting as needed. Lessee shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with applicable laws and all directions, rules and regulations of the health officer, fire marshal, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Lessee, and Lessee shall comply with all requirements of law, ordinance and otherwise, affecting said Premises. If Lessee refuses or neglects to commence and to complete repairs promptly and adequately, Lessor may, at its option, make and complete said repairs and Lessee shall pay the cost thereof to Lessor upon demand. At the time of the expiration of the tenancy created herein, Lessee shall surrender the Premises in good condition, reasonable wear and tear, loss by fire or other unavoidable casualty excepted.

         Lessee shall keep the Premises free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Lessee, and agrees to bond against or discharge any mechanic's or materialman's lien within thirty (30) days after written request therefore by Lessor and shall reimburse Lessor for any and all costs and expenses which may be incurred by Lessor by reason of the filing of any such liens and/or the removal of same. Such reimbursement to be made within thirty (30) days after receipt by Lessee from Lessor of a statement setting forth the amount of such costs and expenses. The failure of Lessee to pay any such amount to Lessor within said thirty (30) day period shall carry with it the same consequences as failure to pay any installment of rental.

         9. UTILITIES AND SERVICES: Lessee shall pay or cause to be paid all charges for water, heat, gas, electricity, sanitary sewer and any and all other utilities used upon the Premises throughout the Term of this Lease, including any connection or water and sewer impact fees.

         10. ESTOPPEL LETTER, ATTORNMENT AND SUBORDINATION:

                  A. ESTOPPEL LETTER. Each party agrees that within ten (10) days after request therefor by the other to execute in recordable form and delivered to the other a statement, in writing, certifying (a) that this Lease is full force and effect, (b) the date of commencement of the term of this Lease, (c) that rent is paid currently without any off-set or defense thereto,
(d) the amount of rent, if any, paid in advance, and (e) that there are no uncured defaults by the other party or stating those claimed by the other party, provided that, in fact such facts are accurate and ascertainable.

                  B. ATTORNMENT. Lessee shall, in the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Lessor covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease.

                  C. SUBORDINATION. Lessee agrees that this Lease shall, at the request of the Lessor, be subordinate to all mortgages or deeds of trust that may hereafter be placed upon said Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Lessee agrees that, upon the request of Lessor, any mortgagee, or any trustee, it shall execute whatever instruments may be required to carry out the





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intent of this Paragraph so long as the Lessee is furnished with a non-disturbance agreement in such form as may reasonably be required by Lessee.

         11. ALTERATIONS, TRADE FIXTURES, AND EQUIPMENT: Lessee shall have the right during, the continuance of this Lease to make such Interior and exterior alterations, changes, and improvements to the Premises as may be proper and necessary for the conduct of Lessee's business and for the full beneficial use of the Premises, provided that Lessee shall first acquire Lessors prior written approval, which approval shall not be unreasonably withheld or delayed and Lessee shall pay all costs and expenses thereof and make such alterations, changes, and improvements in a good and workmanlike manner and in accordance with all federal, state, municipal, and local statutes, laws, ordinances, codes, and regulations applicable to the Premises.

         All alterations, additions and improvements made by Lessee shall be deemed to have attached to the Leasehold and to have become the property of Lessor upon such attachment, and upon expiration of this Lease or any renewal term thereof, the Lessee shall not remove any such alterations, additions and improvements.

         Lessor, however, agrees that all moveable trade fixtures, furniture, or other personal property of whatever-kind and nature kept on the Premises by Lessee shall not become the property of the Lessor or a part of the realty, unless permanently affixed to the Premises and may be removed by Lessee without damage to the Premises, in their discretion, at any time, and from time to time during the Term of this Lease and any renewals. Upon request of Lessee, Lessor shall execute and deliver any consent or waiver forms submitted by any vendors, lessors, chattel mortgagees, or holders or owners of any moveable trade fixtures, furniture, or other personal property of any kind and description kept on the Premises setting forth the fact that the Lessor waives, in favor of such vendor, lessor, chattel mortgagee, or any holder or owner of any lien, claim, interest or other right therein superior to that of such vendor, lessor, chattel mortgagee, owner, or holder. Lessor shall further acknowledge that the property covered by such consent or waiver forms is personal property and is not to become a part of the realty and that such property may be removed from the Premises by the vendor, lessor, chattel mortgagee, owner, or holder at any time upon default by Lessee or its assignees or sublessees in the terms of such chattel mortgage or other similar documents free and clear of any claim or lien of the Lessor.

         12. SIGNS: Lessee, may, upon prior written approval of Lessor, lawfully erect signs, concerning the business of the occupant of the Premises, on the exterior face of the front parapet wall or upon any other appropriate location, and agrees to maintain said sign(s) in a good state of repair and save the Lessor harmless from any loss, cost, or damage as a result of the erection, maintenance, existence, or removal of the same, and shall repair any damage which may have been caused by the erection, existence, maintenance, or removal of such sign(s).

         13. TAXES. INSURANCE AND INDEMNITY:

                  A. LESSEE'S TAX OBLIGATION. Lessee shall be liable for and shall pay all taxes levied against personal property and trade fixtures placed by Lessee in or about the Premises.




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                  Lessee agrees to pay all real property taxes, special taxes, or assessments, including street improvement liens, if any, levied or assessed upon or against the Premises during the Term of this Lease and furnish Lessor with receipted copies of the paid tax bills on or before March 15th of each year during the Term of this Lease.

                  For the fraction of the tax year at the beginning or end of the Term of this Lease, or any extension, Lessee's obligation shall be prorated as of the commencement or end of the Term, or any extensions. For any such fraction of a tax year at the beginning of the Term of this Lease, Lessee agrees to reimburse Lessor for its portion of such taxes within thirty (30) days after presentation to Lessee of receipted copies of the paid tax bill covering the same. For any such fraction of a tax year at the end of the Term of this Lease, or any extension, Lessor agrees to reimburse Lessee for Lessor's portion of such taxes within thirty (30) days after presentation to Lessor of receipted copies of the paid tax bill.

                  Lessee agrees to pay all sales and use taxes levied upon the use and occupancy of the Premises together with the Rent as hereinabove provided and to pay any additional sales and use taxes levied upon any additional rent that may become due under this Lease as provided herein together with such additional rent as and when the same becomes due and payable.

                  Lessee shall have the right to contest the amount or validity of any such tax levied by appropriate legal proceedings. Lessor shall, upon request, Join in any such proceedings if Lessee determines that it shall be necessary or convenient for Lessor to do so in order for Lessee to prosecute such proceedings properly. Any fees or other costs incurred by virtue of such contest shall be borne by the Lessee. Anything herein to the contrary notwithstanding, as a condition precedent to the contesting of any taxes by Lessee hereunder, Lessee, will either pay or upon demand by Lessor, shall escrow with Lessor any such sums as deemed by Lessor to be reasonably necessary to prevent any sale of the Premises for non-payment of said taxes and/or to pay any fines or penalties ultimately assessed against the Premises as a result of such contest. Any funds required to be escrowed with Lessor with respect to any contest of taxes shall be held in an interest bearing account.

                  B. LIABILI1Y INSURANCE. Lessee shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Premises and the business operated by Lessee in which the limits of public liability shall be not less than One Million Dollars ($1,000,000.00) per person and One Million Dollars ($1,000,000.00) for more than one (1) person in any one (1) accident and in which the limit of property damage liability shall be not less than One Million Dollars ($1,000,000.00). The policy shall name Lessor, any other parties in interest designated by Lessor, and Lessee as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Lessor thirty (30) days prior written notice. Such insurance may be furnished by Lessee under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Lessor and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Lessor upon execution of this Lease by Lessee and upon renewals not less than thirty (30) days prior to the expiration of such coverage.






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                  C. OTHER INSURANCE. Lessee, during the term hereof, agrees to carry, at its expense, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, and special extended coverage for loss due to sinkholes in an amount equal to one hundred percent (100%) of the replacement cost of the Premises. Such insurance shall also include rent insurance in an amount equal to the rental payments and other sums payable under this Lease for a period of twelve (12) months commencing with the date of any abatement of rent. Lessor and his mortgagees shall be named as an additional insured in all such insurance policies. The insurance shall be with an insurance company approved by Lessor and a copy of the paid up policy evidencing such insurance or a certificate of the insurer certifying to the issuance of such policy, shall be delivered to the Lessor upon execution of this Lease by Lessee and upon renewals not less than thirty (30) days prior to the expiration of such coverage.

                  D. COVENANT TO HOLD HARMLESS. Lessee shall indemnify and save Lessor harmless from and against any and all claims, actions, damages, liability and expense in connection wit ' h loss of life, personal injury and/or damage to property arising from or out of any occurrences in, upon or at the Premises, other than that resulting from the gross negligence or intentional act of the Lessor. In case Lessor shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, the Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by Lessor in connection with such litigation.

         14. DAMAGE TO OR DESTRUCTION OF PREMISES: If the Premises shall be damaged or rendered totally or partially un-tenantable by fire or other casualty, the Lessee shall, within thirty (30) days from the date of said damage or destruction, commence to repair or replace said improvements, according to the original plans and specifications so that the Lessee may continue with occupancy and the same shall be completed within one hundred eighty (180) days thereafter. Provided, however, in the event the Premises shall be totally destroyed by fire or other casualty, the Lessee shall have the option not to rebuild the Premises and to terminate this Lease be giving written notice to Lessor of its election to so terminate, such notice to be given within thirty
(30) days after the occurrence of such damage or destruction. Lessee's obligation to pay for the cost of rebuilding or repairing any such damage or destruction to the improvements located at the Premises shall be limited to the insurance monies payable by reason of such damage or destruction. Provided, however, if the cost of repairing or replacing said improvements exceed the amount of the insurance proceeds as the result of Tenant's desire to construct a building at the Premises which exceeds that which was located at the Premises prior to such casualty, it shall be Lessee's responsibility to pay all additional monies necessary for such repairs or replacements. However, it is further agreed that the rent herein required to be paid shall abate during said period of untenantability or if the improvements shall be damaged but not rendered untenantable thereby, the rental shall abate in an amount proportionate to the decrease in the utility of the Premises.

         It is agreed by the parties that if the building cannot be replaced or repaired within one hundred eighty (180) days after such damage to the building, due to the inability of either party to obtain materials or labor needed, strikes, or acts of God or governmental restrictions that would prohibit, limit, or delay said construction, then the time for completion of said repairs and





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replacements shall be extended accordingly, provided, however', that in any event, if the repair or replacement of the building has not been completed within a period of three hundred sixty five (365) days from the date of such damage or destruction, then either Lessor or Lessee may, at its option, elect to terminate this Lease.

         15. EMINENT DOMAIN: If the whole or any part of the Premises shall be taken for any public or quasi public use under any statute or by right of eminent domain or by deed in lieu thereof, Lessee reserves unto itself the right to prosecute its claim for any award based upon injury caused to its leasehold interest by such taking, without impairing any rights of Lessor for the taking of or injury to the reversion.

         In the event a part of the Premises shall be taken and that (1) the part so taken includes the building on the Premises or any part thereof, or (2) the part so taken shall consist of twenty five percent (25%) or more of the total parking area; or (3) such part so taken shall result in cutting off direct access from the Premises to any adjacent street or highway, then and in any such event, Lessee may at any time either prior to or within a period of sixty (60) days after the date when possession of the Premises shall be required by the taking authority, elect to terminate this Lease. In the event neither Lessor or Lessee shall exercise such option to terminate this Lease or in the event that a part of the Premises shall be taken under circumstances under which the Lessee will have no such option, then the Lessor shall, at its own cost and expense and with reasonable promptness, restore the remaining portion of the Premises to the extent necessary to reconstitute the improvements thereon as a complete architectural unit, susceptible to the same use as that which was in effect immediately prior to such taking and the rental payable under the provisions of this Lease shall be equitably reduced according to the decrease in the utility of the Premises for Lessee's intended use and the effect thereof upon the business of the Lessee.

         16. ASSIGNMENT AND SUBLETTING: Lessee shall not, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, assign this Lease, or sublet the Premises or any part thereof.

                  A. Notwithstanding the foregoing provisions, Lessee may, without Lessor's consent:

                           1. Sublet any part of the Premises to any affiliate
or wholly owned subsidiary of Lessee; or

                           2. Assign this Lease to any parent, affiliate, or
wholly owned subsidiary of Lessee; or

                           3. Assign this Lease to a corporation, or subsidiary
of a corporation, into which Lessee is merged or consolidated, or to which all or substantially all of Lessee's assets (provided this Lease is not the sole or most substantial asset of Lessee) and business as a continuing concern are transferred, or to any corporation which controls or is controlled by Lessee or is under common control with Lessee provided, that in any of such events the corporation or its subsidiary succeeding to Lessee has a net worth computed in accordance with generally accepted accounting





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principles equal to or greater than (1) the net worth of Lessee at the date immediately prior to such merger, consolidation or transfer, or (2) the net worth of Lessee on the date of this Lease, whichever is greater.

                  B. Notwithstanding Paragraph 16A above, Lessee shall not sell its corporate stock to accomplish the assignment of this Lease that would be otherwise prohibited by the terms hereof or would circumvent Lessor's requirements and restrictions with respect to assignment or subleasing. Any such assignment of this Lease shall not be permitted, unless the entity purchasing Lessee's corporate stock continues with the usual business of the Lessee then in existence prior to any such sale.

         17. DEFAULT BY LESSEE:

                  A. DEFAULT. Lessee shall be in default hereunder if (a) Lessee fails to pay, when due, any installment of rent and any other sums due under this Lease and such default shall continue for more than ten (10) days after written notice from Lessor to Lessee (not more than two (2) notices required for any calendar year); or (b) Lessee fails to observe and perform any of the other terms, covenants and/or conditions of this Lease and such default shall continue for more than thirty (30) days after written notice from Lessor to Lessee. If the nature of a default under (b) above is such that it cannot reasonably be cured within the aforesaid cure period, and work thereon shall be commenced within said period and diligently prosecuted to completion, then Lessor's rights under Paragraph 17A shall be inapplicable.

                  If at any time during the term there shall be filed by or against Lessee or any successor Lessee then in possession, in any court pursuant to any statute either of the United States or of any state, a petition (i) in bankruptcy, (ii) for reorganization, (iii) for the appointment of a receiver, or
(iv) for an arrangement under the Bankruptcy Acts, or of a similar type of proceeding, then Lessee shall be in default and shall immediately quit and surrender the Premises to Lessor, but Lessee shall continue liable for the payment of rent and all other sums due hereunder.

                  B. LESSOR'S RIGHTS UPON DEFAULT. In the event of default by Lessee, Lessor may (a) cure Lessee's default at Lessee's cost and expense, and/or (b) re-enter the Premises and remove all persons and all or any property therefrom, by any suitable action or proceeding at law, or by force or otherwise, without being liable for any prosecution therefore or damages therefrom, and repossess and enjoy the Premises, with all additions, alterations and improvements, and Lessor may, at its option, repair, alter, remodel and/or change the character of the Premises as it may deem fit, and/or (c) at any time relet the Premises or any part or parts thereof, as the agent of Lessee or in Lessor's own right, and/or (d) terminate this lease upon not less than three (3) days written notice to Lessee. The exercise by Lessor of any right granted in this Paragraph shall not relieve Lessee from the obligation to make all rental payments, and to fulfill all other covenants required by this Lease, at the time and in the manner provided herein, and if Lessor so desires all current and future rent and other monetary obligations due hereunder less the fair rental value of the Premises shall become immediately due and payable. Lessee throughout the remaining term hereof shall pay Lessor, no later than the last day of each month during the term, the then current excess, if any, of the sum of the unpaid rentals and costs to Lessor resulting from such default by Lessee, over the proceeds, if any,





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received by Lessor from such reletting, if any, but Lessor shall have no liability to account to Lessee for any excess. If Lessor attempts to relet the premises, Lessor shall be the sole judge as to whether or not a proposed Lessee is suitable and acceptable.

                  In the event of a breach by Lessee of any of the covenants or provisions hereof, Lessor shall have, in addition to any other remedies which it may have, the right to invoke any remedy allowed at law or in equity to enforce Lessor's rights.

                  C. NON-WAIVER PROVISIONS. The failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed to be a waiver of any rights or remedies that Lessor may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained except as may be expressly waived in writing.

                  The maintenance of any action or proceeding to recover possession of the Premises, or any installment or installments of rent or any other monies that may be due or become due from Lessee to Lessor, shall not preclude Lessor from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession of the Premises or of any other monies that may be due or become due from Lessee. Amy entry or re-entry by Lessor shall not be deemed to absolve or discharge Lessee from liability hereunder.

         18. BANKRUPTCY OR INSOLVENCY:

                  A. LESSEE'S INTEREST NOT TRANSFERABLE. Neither this Lease, nor any interest therein nor any estate thereby created shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law.

                  B. LESSEE'S OBLIGATION TO AVOID CREDITORS' PROCEEDINGS. Lessee shall not cause or give cause for the institution of legal proceedings seeking to have Lessee adjudicated bankrupt, reorganized or rearranged under the bankruptcy laws of the United States, and shall not cause or give cause for the appointment of a trustee or receiver for the assets of Lessee and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under the bankruptcy law, or the appointment of a trustee shall be conclusive evidence that Lessee caused, or gave cause for the above-mentioned proceedings, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty
(30) days after such allowance or appointment. In the event the estate created hereby shall be taken in execution or by other process of law, or if Lessee shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Lessee shall be appointed by reason of the insolvency or inability of Lessee to pay its debts, or if any assignment shall be made of the Property of Lessee for the benefits of creditors, then and in such events, Lessor may, at its option, terminate this Lease and all rights of Lessee hereunder, by giving to Lessee notice in writing of the election of Lessor to so terminate.

         19. LESSOR'S ACCESS TO PREMISES. Lessor shall have reasonable rights of access to the Premises upon reasonable notice to Lessee, for the purpose of inspecting the condition thereof from time to time throughout the term of this Lease and any renewals thereof and to show the Premises to prospective purchasers or mortgagees. Lessor shall also have the right during the last three (3) months of the Lease term or any renewal thereof to show the Premises to any prospective tenant at reasonable times during business hours.

         20. SURRENDER OF PREMISES: Lessee covenants and agrees to deliver up and surrender to the Lessor the possession of the Premises upon the expiration of this Lease or its termination, as herein provided, in as good condition and repair as the same shall be at the commencement of said term or may have been put by either the Lessor or the Lessee during the continuance thereof, ordinary wear and tear excepted.

         If the Lessee shall remain in possession of all or any part of the Premises after the expiration of the term of this Lease or renewal thereof, then the Lessee shall be deemed a Lessee of the Premises from month-to-month at double the then rental and subject to all the terms and provisions hereof.

         21. MISCELLANEOUS:

                  A. CONDITIONS AND COVENANTS. All of the provisions of this Lease shall be deemed as running with the land, and construed to be "conditions" as well as "covenants" as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

                  B. NO WAIVER OF BREACH. No failure by either Lessor or Lessee to insist upon the strict performance by the other of any covenant, agreement, term or conditions of this Lease, or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, condition, agreement, and term of this Lease shall continue in full force and effect with respect to any other existing or subsequent breach.

                  C. TIME OF ESSENCE. Time is of the essence of this Lease, and each provision.

                  D. COMPUTATION OF TIME. The time in which any act provided by this Lease is to be done, is computed by excluding the first day and including the last, unless the last day is a Saturday, Sunday or legal holiday, and then it is also excluded.

                  E. INDEMNIFICATION. Unless caused or resulting from the negligence of Lessor, its agents, servants or employees, the Lessor shall not be liable for any damage or injury to any person or property whether it be the person or property of Lessee or Lessee's employees, agents, guests, invitees or any other persons whomsoever by reason of Lessee's occupancy of the Premises or because of fire, flood, windstorm, Acts of God or for any other reason. Lessee agrees to indemnify, defend and save harmless the Lessor from and against any and all loss, damage, claim, demand, liability or expense by reason of injury or death of any person or damage to or loss of property which may arise or be claimed to have arisen as a result of the occupancy or use of the

Premises by Lessee, or in any way arising on account of any injury or damage caused to any person or property on, in or about the Premises.

                  F. ENVIRONMENTAL INDEMNIFICATION BY LESSEE. Lessee hereby agrees to indemnify, reimburse, defend and hold harmless Lessor, its officers, directors, employees, successors and assigns from and against any and all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of every kind and nature (including but without limitation, clean-up costs, attorneys, consultants, or expert fees and disbursements and costs of litigation at trial and appellate levels) which may be imposed upon, incurred by or asserted or ordered against Lessor directly or indirectly resulting from any act or activities of Lessee, its agents, employees, invitees or contractors, at, on or about the Premises which contaminate air, soils, service waters or ground waters, over, on, or under the Premises.

                  Further, Lessor shall and hereby agrees to indemnify, protect, defend and hold harmless Lessee and its stockholders, directors, officers, employees, successors and assigns, from and against any and all costs, claims, judgments, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during and after the Term of this Lease as a result of or in connection with any activities of the Lessor or its tenants, employees, agents or contractors on the Premises and with respect to any Hazardous Substances located on the Premises as of the date of the commencement of this Lease.

                  G. SUCCESSORS IN INTEREST. Each and all of the covenants, conditions and restrictions in this Lease shall inure to the benefit of and shall be binding upon the successors in interest, encumbrances, assigns, transferees, subtenants, licensee, and other successors in interest of Lessee.

                  H. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties with respect to the matters covered by this Lease, and no other agreement, statement, or promise made by any party, or to any employee, officer, or agent of any party, which is not contained in this Lease, shall be binding or valid.

                  I. PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                  J. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of a partnership or of joint venture or of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in the Lease nor any acts of the parties shall be deemed to create any relationship between Lessor and Lessee, other than the relationship of lessor and lessee.

                  K. INTERPRETATION AND DEFINITIONS. The language in all parts of this Lease shall in all cases, be simply construed according to its fair meaning and not strictly for or against Lessor or Lessee. Unless otherwise provided space in this Lease, or unless the context otherwise requires, the following definitions and rules of construction shall apply to this Lease:

                           1. NUMBER AND GENDER. In this Lease, the neuter
gender includes the feminine and masculine, and the singular number includes the plural, and the word "person" includes a corporation, partnership, firm, or association wherever the context so requires.

                           2. MANDATORY AND PERMISSIVE: "Shall," "will" and
"agrees" are mandatory; "may" is permissive.

                           3. CAPTIONS: Captions of the articles, sections, and
paragraphs of this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease.

                           4. TERMS INCLUDES EXTENSIONS: All references to the
Term of this Lease or the Lease Term shall include any extensions of such Lease Term.

                           5. PARTIES: Parties shall include the Lessor and
Lessee named in this Lease.

                           6. SUBLESSEE: As used herein, the word "sublessee"
shall mean and include, in addition to a sublessee and subtenant, a licensee, concessionaire, or other occupancy of a user of any portion of the Premises or buildings or improvements thereon.

                  L. ATTORNEY'S FEES. In the event either Lessor or Lessee shall bring any action or proceedings for damages for an alleged breach of any provision of this Lease, to recover rents, or to enforce, protect, or establish any right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, reasonable attorney's fees and court costs, both at trial and appeal.

                  M. MODIFICATION. This Lease is not subject to modification except in writing.

                  N. DELIVERY OF RENT AND NOTICES - METHOD AND TIME. All Rent or other sums, notices, demands, or requests from one party to another may be personally delivered or sent by mail, certified or registered, postage prepaid, to -the addresses stated in this Section and shall be deemed to have been given at the time of personal delivery, or if by mail, at the end of the second business day following the date of mailing. All Rent and other sums payable by Lessee to Lessor shall be in lawful money, delivered in person or mail to Lessor at 1101 North Lake Destiny Road, Suite 450, Maitland, Florida 32751, and all notices, demands or requests from Lessee to Lessor shall be given to Lessor at the same address. All notices, demands or requests from Lessor to Lessee shall be given to Lessee at 250 North Orange Avenue, Orlando, Florida 32801. Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this Article.

If more than one Lessor or Lessee is named in this Lease, service or any notice on any of the Lessees or Lessors shall be deemed service on all of the Lessees or Lessors, respectively.

                  O. BROKER'S COMMISSION. Each of the parties represents and warrants that there are no claims for brokers' commissions or finders' fees in connection with the execution of this Lease. Each of the parties agrees to indemnify the other against all liabilities arising from any such claim.

                  P. COUNTERPARTS. This Lease may be executed by the parties in several counterparts, each of which shall be deemed to be an original copy.

                  Q. RECORDING. The parties shall, simultaneously with the execution of this Lease, execute, acknowledge and record in the Public Records of Seminole County, Florida, a suitable Short Form Lease incorporating the terms and conditions of this Lease and containing the express provisions relative to liens and easements as herein required.

                  R. ADDITIONAL RENT. In the event Lessee shall fail to make payments of any sums required to be paid by Lessee under this Lease other than the payment of Rent to Lessor or shall fail to perform any of its obligations hereunder, Lessor, at it's sole option, may pay any such sums or perform such obligations on Lessee's behalf without questioning the amount or validity of the items paid after ten (10) days prior written notice to Lessee of Lessor's intent to pay such sums or perform said obligations. All sums advanced for the foregoing purposes shall be deemed "Additional Rent" and the amount thereof together with applicable sales taxes thereon shall be paid by Lessee to Lessor on the first day of the month following the advance together with interest thereon from the date of advancement until payment in full at the highest rate permitted under applicable law, provided, however, in the event there is no such highest rate applicable, or in the event said highest rate is otherwise indeterminable, parties hereto agree that the applicable rate shall be eighteen percent (18%) per annum.




                    [THIS SPACE WAS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have set their hands to duplicates hereof, this 30th day of November, 1998.

                                      LESSOR:



                                      /s/ Patrick J. Armstrong
                                      -----------------------------------------
                                      PATRICK J. ARMSTRONG

                                      Date: November 30, 1998




                                      LESSEE:

                                      SOUTHERN COMMUNITY BANCORP



                                      By: /s/ John G. Squires
                                         --------------------------------------

                                      Printed Name: John G. Squires

                                      Title: President

                                      Date: November 30, 1998

                                   EXHIBIT "A"

Begin at the Northwest comer of Lot 4, Block A, REPLAT OF WESTMONTE, Section 14, Township 21 South, Range 29 East, Seminole County, Florida, as recorded in Plat Book 22, Page 98, thence run N 88(degree)00'36" E along the North line of said Lot 4, 194.44 feet to the point of curVATURE of a curve concave Southwesterly, said curve having a central angle of 92(degree)52'58" and a radius of 25.00 feet, thence along the arc of said curve 40.53 feet to the point of tangency, said point being on the Westerly Right of Way line of Westmonte Drive, thence
S 00(degree)53'34" W along said Right of Way line 56.93 feet to the point of curvature of a curve concave Easterly, said curve having a central angle of 28(degree)43'14" and a radius of 240.00 feet, thence along the arc of said curve
119.05 feet tO A point on curve, thence S 88(degree)00'36" W 249.59 feet to the Westerly line of Lot 4, thence N 00(degrEE)41'28" E 200.00 feet to the Point of Beginning.

                                   EXHIBIT "B"

                         COMMENCEMENT DATE CONFIRMATION

           DECLARATION BY LESSOR AND LESSEE AS TO DATE OF DELIVERY AND
                      ACCEPTANCE OF POSSESSION OF PREMISES

Attached to and made a part of the Lease dated the 30th day of November, 1998, entered into and by PATRICK J. ARMSTRONG, as LESSOR, and SOUTHERN COMMUNITY BANCORP as LESSEE.

LESSOR AND LESSEE do hereby declare that possession of the Premises was accepted by LESSEE on the 4th day of December, 1998. The Lease is now in full force and effect as of the date hereof. The Lease Commencement Date is hereby established as December 4, 1998. The Term of the Lease shall terminate on December 4, 2018.

LESSOR:


/s/ Patrick J. Armstrong
----------------------------------
PATRICK J. ARMSTRONG

Date: December 4, 1998

LESSEE:

SOUTHERN COMMUNITY BANCORP

By: /s/ John G. Squires
   -------------------------------
Printed Name: John G. Squires
Title: President

Date:  December 4, 1998

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE made and entered into this 3rd day of December, 1998, by and between PATRICK J. ARMSTRONG ("Lessor") and SOUTHERN COMMUNITY BANKCORP ("Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessor and Lessee heretofore entered into a Lease Agreement dated November 30, 1998 (the "Lease") for the premises located at 254 S.R. 436 West, Altamonte Springs, Florida, as further described in the Lease, together with all buildings, structures and other improvements now or hereafter located thereon and the appurtenances thereof (the "Premises"); and

         WHEREAS, Lessor and Lessee wish to amend the Lease as hereinafter provided.

         NOW, THEREFORE, in consideration of the covenants, conditions, stipulations and provisions herein contained, it is covenanted and agreed by and between the Lessor and Lessee as follows:

         1. PARAGRAPH 5 - CONDITIONS OF PREMISES - CONSTRUCTION. This paragraph is hereby amended by adding the following additional paragraph:

                  f. Notwithstanding anything to the contrary herein, Tenant shall have no right to destroy or remove the renovated building from the Premises as mentioned herein, without the prior written consent of Lessor and the then existing mortgagee, if any, which from time to time may have a lien on the Premises.

         2. Except as modified herein, the Lease between Lessor and Lessee dated November 30, 1998, and all of its terms and conditions, shall apply and the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the Lessor and Lessee have executed this First Amendment to Lease, the day and year first above written.

                                           LESSOR:



                                           /s/ Patrick J. Armstrong
                                           -------------------------------------
                                           PATRICK J. ARMSTRONG

                                           Date: December 3, 1998




                                           LESSEE:

                                           SOUTHERN COMMUNITY BANCORP


                                           By: /s/ John G. Squires
                                              ----------------------------------
                                           Printed Name: John G. Squires

                                           Title: President

                                           Date: November 30, 1998

                            SECOND AMENDMENT TO LEASE


         THIS SECOND AMENDMENT TO LEASE made and entered into this 10th day of February, 1999, by and between PATRICK J. ARMSTRONG ("Lessor") and SOUTHERN COMMUNITY BANCORP ("Lessee").


                              W I T N E S S E T H:


         WHEREAS, Lessor and Lessee heretofore entered into a Lease Agreement dated November 30, 1998 as amended by First Amendment to Lease, dated December 3, 1998 (the "Lease") for the premises located at 254 S.R. 436 West, Altamonte Springs, Florida, as further described in the Lease, together with all buildings, structures and other improvements now or hereafter located thereon and the appurtenances thereof (the "Premises"); and

         WHEREAS, Lessor and Lessee wish to further amend the Lease as hereinafter provided.

         NOW, THEREFORE, in consideration of the covenants, conditions, stipulations and provisions herein contained, it is covenanted and agreed by and between the Lessor and Lessee as follows:

         1. PARAGRAPH 2. TERM: Paragraph 2, Term is deleted in its entirety and replaced with the following:

                  PARAGRAPH 2 - TERM: Subject to the terms, provisions, and conditions hereof, this Lease shall commence on the date Lessor delivers the Premises to Lessee (the "Commencement Date") and shall continue for ten (10) years thereafter. Such date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit "B" which is attached to the Lease.

         2. PARAGRAPH 3. RENT: Paragraph 3, Rent is deleted in its entirety and replaced with the following:

                  PARAGRAPH 3. RENT: Lessee agrees to pay to Lessor, its successors or assigns, at 1101 North Lake Destiny Road, Suite 450, Maitland, Florida 32751 or such other address as may be designated to Lessee in writing by Lessor, rent (the "Rent") for the Premises, at the following rates and times:

                      LEASE YEAR                                  MONTHLY RENT

                  Commencement Date through March 31, 1999          $6,250.00
                  April 1, 1999 through Lease Year 5               $10,070.00
                  Lease Year Six                                   $10,473.00
                  Lease Year Seven                                 $10,892.00
                  Lease Year Eight                                 $11,327.00
                  Lease Year Nine                                  $11,780.00
                  Lease Year Ten                                   $12,252.00

                  Monthly installments of Rent, plus applicable sales tax, are payable in advance on the first (1st) day of each calendar month during the Term of this Lease. All Rent payments and other charges required to be paid under this Lease, no matter how described, shall be paid by Lessee to Lessor at Lessor's address, or such other person and/or address as Lessor may designate in writing. In the event Lessee falls to pay any Rent or other charges due under his Lease within ten (10) days of the due date of said Rent or other charges, Lessee shall pay to Lessor a late charge of five percent (5%) of the amount overdue.

                  If the Term commences on a day other than the first (1st) day of a calendar month or ends on a day other than the last day of a calendar month, the Rent, real estate taxes and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months.

                  If the Term commences other than on January 1st, or ends other than on December 31, Lessee's obligation to pay amounts toward real property taxes for such first (1st) or final calendar year shall be prorated on a per diem basis to reflect that portion of such years included in the Term.

         3. PARAGRAPH 4. RENEWAL OPTION: Paragraph 4 - Renewal Option is deleted in its entirety and replaced with the following:

                  PARAGRAPH 4. RENEWAL OPTION: Provided Lessee is not in default of any provision or condition of this Lease, the Lessee is granted the option to renew this Lease for four (4) additional terms of five (5) years each, by giving written notice to Lessor of its intent to so elect not less than one hundred eighty (180) days before the end of the then applicable Term of this Lease.

                  LEASE YEAR                                   MONTHLY RENT
                  ----------                                   ------------

                  Lease Year Eleven                             $12,742.00
                  Lease Year Twelve                             $13,251.00
                  Lease Year Thirteen                           $13,781.00

                  Lease Year Fourteen                           $14,333.00
                  Lease Year Fifteen                            $14,906.00
                  Lease Year Sixteen                            $15,502.00
                  Lease Year Seventeen                          $16,122.00
                  Lease Year Eighteen                           $16,767.00
                  Lease Year Nineteen                           $17,438.00
                  Lease Year Twenty                             $18,135.00
                  Lease Year Twenty One                         $18,861.00
                  Lease Year Twenty Two                         $19,615.00
                  Lease Year Twenty Three                       $20,400.00
                  Lease Year Twenty Four                        $21,216.00
                  Lease Year Twenty Five                        $22,065.00
                  Lease Year Twenty Six                         $22,947.00
                  Lease Year Twenty Seven                       $23,865.00
                  Lease Year Twenty Eight                       $24,820.00
                  Lease Year Twenty Nine                        $25,812.00
                  Lease Year Thirty                             $26,845.00

         4.       The following additional Paragraph is added to the Lease:

                  Paragraph 22, OPTION TO PURCHASE: Provided this Lease is in full force and effect and Lessee is not in default, Lessor does hereby grant and convey to Lessee an irrevocable Option (the "Purchase Option") to purchase the Premises, together with all rights, easements and interests appertaining to the Premises upon the terms, conditions and limitations as hereinafter set forth.

                           A. OPTION TERM AND EXERCISE. The term of the Purchase
                  Option (the "Option Term") shall initially commence one hundred fourteen (114) months after the Commencement Date of this Lease, and if the Purchase Option has not then been duly exercised, shall terminate at 5:00 p.m. Eastern Time on the expiration of the initial ten (10) year term of this Lease. Also, the Lessee shall have the option to Purchase the Premises during the last six (6) months of each five (5) year Option Term should the Lessee exercise its Option(s) to Renew the Lease as provided in Paragraph 4 hereof. Should the Lessee fail to exercise the Purchase Option for the Premises within the times as herein above provided, the Purchase Option and those portions of this Lease relating thereto shall lapse and be of no further force and effect, and neither Lessor nor Lessee shall have any further rights or obligations under this Lease with respect to the Purchase Option. Lessee may exercise the Purchase Option only during the Option Term(s) and then only by actual delivery of notice to Lessor at Lessor's then current address (the "Option Exercise Notice"). The date of actual delivery of the Option Exercise Notice to Lessor is herein referred to as the "Option Exercise Date." If the Purchase Option is timely exercised, the Closing under the Purchase Option (the

                  "Option Closing") shall take place on such date as may be specified by Lessee by notice delivered to Lessor, but in no event will the Option Closing occur later than the expiration of the then Term of the Lease. If Lessee does not duly and timely designate the time, date and place of the option Closing, then the Option Closing shall occur at 10:00 a.m. Eastern Time in the offices of Kenneth F. Oswald, Attorney at Law, Suite 110, 600 Courtland Street, Orlando, Florida 32804, on (a) the last day of the then Term of the Lease, or (b) if such last day of the then Term of the Lease is not a business day, then on the first business day thereafter. The Closing Date duly and timely specified by notice from Lessee, if not so specified, the date specified in the preceding sentence, as applicable, is herein referred to as the "Option Closing Date." Upon duly and timely exercise of the Purchase Option, this Lease shall constitute the Agreement between Lessor and Lessee for purchase and sale of the Premises, together with all rights, interests and easements appertaining to the Premises. Notwithstanding the foregoing, this Lease, and Lessees rights and obligations hereunder, shall remain in full force and effect until the Option Closing Date.

                           B. OPTION PURCHASE PRICE AMOUNT. The total purchase
                  price (the "Option Purchase Price") for the Premises shall be the fair market value of the Premises. Within twenty (20) days following the date of the Option Exercise Notice, Lessor and Lessee shall each appoint an MAI Appraiser and shall mutually agree upon a third (3rd) MAI Appraiser (the "Appraisers") each of which shall be qualified and licensed to business in the State of Florida to determine the fair market value of the Premises. Within thirty (30) days after the appointment of the Appraisers, the Appraisers shall notify both Lessor and Lessee, in writing, of their findings. Lessor and Lessee shall then take the average of the valuations of the three (3) Appraisers in determining the fair market value of the Premises and the Option Purchase Price. Lessor and Lessee will each pay for the cost of the Appraiser which they select and the cost of the third (3rd) Appraiser shall be equally shared by Lessor and Lessee.

                           C. OBJECTIONS TO TITLE. Lessee shall have thirty (30)
                  days from the Option Exercise Date in which to examine title to the Premises and to furnish Lessor a statement of objections to title to the Premises, which objections, if they exist on the Option Closing Date, would make Lessor unable to convey good, marketable and insurable title to the Premises as required herein below. After Lessor's receipt of such written statement of objections (the "Title Objection Notice") Lessor shall have thirty (30) days or until the Option Closing Date, whichever is later, in which to cure all such objections. If Lessee does not timely deliver the Title Objection Notice to Lessor, Lessee shall be deemed to have waived its right to object to the status of title to the Premises. If Lessee timely delivers to Lessor its Title Objection Notice, any title objection not contained therein shall be deemed to have been waived. At or prior to the Option Closing, Lessor shall pay all nonassurnable indebtedness secured by the Premises and obtain cancellation of all loan instruments affecting the Premises; all such obligations may be paid by either Lessor or Lessee from the Option Purchase Price.

                           D. CONVEYANCE OF PROPERTY. Lessor shall convey to
                  Lessee, by general warranty deed (the "Option Deed") good and marketable fee simple title to the Premises insurable as such by a major, national title insurance company satisfactory to Lessee and licensed to do business in the State of Florida, at standard rates, subject only to (i) ad valorem taxes and assessments not then due and payable, (ii) zoning ordinances and all other applicable laws, (iii) general utility easements of record as of the Option Closing Date servicing the Premises, (iv) mortgages being assumed by Lessee and (v) all other easements, covenants, restrictions and other matters of record encumbering or affecting title to the Premises as of the Option Closing Date which are either not timely objected to by Lessee in writing, or which are hereafter entered into by Lessor in connection with the operation of the Premises with the consent of Lessee, which consent shall not be unreasonably withheld (collectively, the "Permitted Title Exceptions").

                           E. TRANSACTIONAL EXPENSES. Lessor shall pay for the
                  cost of title examination fees and title insurance premiums relating to any title insurance policy, and documentary stamps and, Lessee shall pay the costs to record the Option Deed, as well as the cost of any survey which Lessee may elect to obtain. Any and all expenses, including, but not limited to, prepayment premiums, release fees and recording fees, if any, incurred in connection with the release by any mortgagee of the Premises from any nonassumable loan in connection with the sale pursuant to the Option shall be paid by Lessor. Lessee shall pay all other recording fees payable in connection with the Option Closing. Each party shall pay its own attorneys for all fees and expenses. All other closing costs shall be born by the party incurring the same.

                           F. OPTION CLOSING DOCUMENTS. At the Option Closing
                  and subject to the terms and conditions of this Lease, Lessor shall execute and deliver or shall cause to be executed and delivered, as applicable, to the Lessee a general warranty deed, any documentation necessary to evidence the cancellation or termination of any deed of trust, mortgage or security deed encumbering the Premises, and any and all other documents and certificates reasonably required to be executed and delivered by Lessee's title insurer or otherwise customarily given or executed in the State of Florida by a seller of property similar to the Premises.

                           G. LESSEE DEFAULT. If Lessee shall fail to close the
                  purchase and sale of the Premises as hereinabove provided following delivery of an Option





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                  Exercise Notice, Lessor shall have the right to seek and
                  obtain specific performance of the terms and provisions of this Option.

                           H. LESSOR'S DEFAULT. If the purchase and sale of the
                  Premises shall fail to close as hereinabove provided due to circumstances or conditions which constitute a default by Lessor of its obligation to sell the Premises upon the terms and conditions set forth herein, Lessee shall have the night to seek and obtain specific performance of the terms and provisions of this Option.

Except as modified herein, the Lease between Lessor and Lessee dated November 30, 1998, as amended, and all of its terms and conditions, shall apply and the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the Lessor and Lessee have executed this Second Amendment to Lease, the day and year first above written.

                                   LESSOR:



                                   /s/ Patrick J. Armstrong
                                   ---------------------------------
                                   PATRICK J. ARMSTRONG

                                   Date: February 10, 1999




                                   LESSEE:

                                   SOUTHERN COMMUNITY BANCORP


                                   By: /s/ John G. Squires
                                      ---------------------------------

                                   Printed Name: John G. Squires

                                   Title: President

                                   Date: February 10, 1999




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